Exhibit 99.1

Contact:	Wallace R. Cooney		For Immediate Release
	(703) 345-6470		February 23, 2018

GRAHAM HOLDINGS COMPANY REPORTS
2017 AND FOURTH QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $302.0 million ($53.89 per share) for the year ended December 31, 2017, compared to $168.6 million ($29.80 per share) for the year ended December 31, 2016. For the fourth quarter of 2017, the Company reported net income attributable to common shares of $214.2 million ($38.52 per share), compared to $36.9 million ($6.57 per share) for the same period of 2016. The Company’s results for 2017 and the fourth quarter of 2017 include a significant net deferred income tax benefit related to the Tax Cuts and Jobs Act legislation enacted in December 2017.
The results for 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $128.6 million ($22.93 per share) for 2017, compared to $167.6 million ($29.66 per share) for 2016. Excluding these items, net income attributable to common shares was $43.2 million ($7.77 per share) for the fourth quarter of 2017, compared to $54.4 million ($9.68 per share) for the fourth quarter of 2016. (Refer to the Non-GAAP Financial Information schedule attached to this release for additional details.)
Items included in the Company’s net income for 2017 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•
$10.0 million in restructuring charges at the education division (after-tax impact of $6.3 million, or $1.12 per share); $7.2 million of these charges were recorded in the fourth quarter (after-tax impact of $4.5 million, or $0.81 per share);

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share);

•
$3.3 million in non-operating foreign currency gains (after-tax impact of $2.1 million, or $0.37 per share); $3.3 million in losses were recorded in the fourth quarter (after-tax impact of $2.1 million or $0.37 per share);

•	$177.5 million in fourth quarter net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act in December 2017 ($31.68 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Items included in the Company’s net income for 2016 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•	an $18.0 million fourth quarter gain related to a bulk lump sum pension program offering (after-tax impact of $10.8 million, or $1.92 per share);

•
$11.9 million in restructuring charges at the education division (after-tax impact of $7.7 million, or $1.36 per share); $7.0 million of these charges were recorded in the fourth quarter (after-tax impact of $4.5 million, or $0.81 per share);

•
$16.8 million in net non-operating gains from the sales of assets and write-downs of cost and equity method investments (after tax impact of $9.5 million, or $1.62 per share); $30.7 million in losses were recorded in the fourth quarter (after-tax impact of $19.5 million, or $3.47 per share);

•
$39.9 million in non-operating foreign currency losses (after-tax impact of $25.5 million, or $4.51 per share); $6.6 million in losses were recorded in the fourth quarter (after-tax impact of $4.2 million, or $0.75 per share); and

•	a net nonrecurring $13.9 million deferred tax benefit related to Kaplan ($2.47 per share).
Revenue for 2017 was $2,591.8 million, up 4% from $2,481.9 million in 2016. Revenues increased in other businesses, offset by a decline at the education division. The Company reported operating income for 2017 of $209.1 million, a decrease of 31%, from $303.5 million in 2016. Operating results declined at the television broadcasting and education divisions and in other businesses.
For the fourth quarter of 2017, revenue was $675.8 million, up 7% from $629.6 million in 2016. Revenues increased in other businesses and at the television broadcasting division, offset by a decline at the education division. The Company reported operating income of $67.1 million in the fourth quarter of 2017, compared to $109.5 million in

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2016. Operating results declined at the education and television broadcasting divisions, offset by an increase in other businesses.
On April 27, 2017, certain Kaplan subsidiaries entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute Kaplan University (KU), its institutional assets and operations to a new, non-profit, public-benefit corporation affiliated with Purdue University (Purdue) in exchange for a Transition and Operations Support Agreement (TOSA) to provide key non-academic operations support to the new university for an initial term of 30 years with a buy-out option after six years. The transfer does not include any of the assets of Kaplan University School of Professional and Continuing Education (KU-PACE), which provides professional training and exam preparation for professional certifications and licensures, nor does it include the transfer of other Kaplan businesses such as Kaplan Test Preparation and Kaplan International.
Consummation of the transactions contemplated by the Transfer Agreement is subject to various closing conditions, including, among others, regulatory approvals from the U.S. Department of Education (ED), the Indiana Commission for Higher Education (ICHE) and the Higher Learning Commission (HLC), which is the regional accreditor of both Purdue and KU, and certain other state educational agencies and accreditors of programs. In the third quarter of 2017, ICHE granted its approval and the ED provided preliminary approval based on its review of a pre-acquisition application, subject to certain conditions. Kaplan is unable to predict with certainty when and if HLC approval will be obtained; however, a decision is not expected to be received until later in the first quarter of 2018. If the transaction is not consummated by April 30, 2018, either party may terminate the Transfer Agreement.
Division Results
Education
Education division revenue in 2017 totaled $1,516.8 million, down 5% from $1,598.5 million in 2016. For the fourth quarter of 2017, education division revenue totaled $380.6 million, down 3% from $391.2 million for the same period of 2016.
Kaplan reported operating income of $75.2 million for 2017, a 20% decrease from $93.6 million in 2016; Kaplan reported operating income for the fourth quarter of 2017 of $19.8 million, a 34% decrease from $29.9 million in the fourth quarter of 2016. In 2017, operating results declined at Kaplan Higher Education (KHE), partially offset by improved results at Kaplan Test Preparation (KTP) and Kaplan International.
In recent years, Kaplan has formulated and implemented restructuring plans at its various businesses that have resulted in restructuring costs in 2017 and 2016, with the objective of establishing lower cost levels in future periods. Across all businesses, restructuring costs totaled $10.0 million in 2017 and $11.9 million in 2016. Restructuring costs totaled $7.2 million in the fourth quarter of 2017 and $7.0 million in the fourth quarter of 2016.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(in thousands)	2017	2016	% Change	2017	2016	% Change
Revenue
Higher education	$130,291	$144,916	(10)	$547,264	$617,047	(11)
Test preparation	60,320	62,454	(3)	273,298	286,556	(5)
Kaplan international	190,431	184,294	3	697,999	696,362	—
Kaplan corporate and other	174	24	—	294	214	37
Intersegment elimination	(641)	(452)	—	(2,079)	(1,718)	—
	$380,575	$391,236	(3)	$1,516,776	$1,598,461	(5)
Operating Income (Loss)
Higher education	$5,153	$16,595	(69)	$44,277	$66,632	(34)
Test preparation	1,300	(3,715)	—	11,507	9,599	20
Kaplan international	21,721	25,461	(15)	50,730	48,398	5
Kaplan corporate and other	(7,167)	(6,084)	(18)	(26,326)	(23,452)	(12)
Amortization of intangible assets	(1,364)	(2,358)	42	(5,162)	(7,516)	31
Intersegment elimination	179	20	—	143	(29)	—
	$19,822	$29,919	(34)	$75,169	$93,632	(20)
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional training and other continuing education businesses.
In 2017 and the fourth quarter of 2017, KHE revenue declined 11% and 10%, respectively, due to declines in average enrollments at Kaplan University. KHE operating income declined in 2017 and the fourth quarter of 2017 due primarily to lower enrollment at Kaplan University, partially offset by lower restructuring costs. Restructuring

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costs at KHE were $1.8 million and $1.2 million for 2017 and the fourth quarter of 2017, respectively, compared to $7.2 million and $5.5 million for 2016 and the fourth quarter of 2016, respectively.
New higher education student enrollments at Kaplan University declined 4% in 2017 due to lower demand across Kaplan University programs. Total students at Kaplan University were 28,718 at December 31, 2017, down 11% from December 31, 2016.
Kaplan University higher education student enrollments by certificate and degree programs are as follows:

	As of December 31
	2017	2016
Certificate	9.5%	7.7%
Associate’s	16.5%	18.1%
Bachelor’s	50.9%	50.9%
Master’s	23.1%	23.3%
	100.0%	100.0%
KTP includes Kaplan’s standardized test preparation and new economy skills training programs. KTP revenue declined 5% in 2017 and 3% for the fourth quarter of 2017. Enrollments, excluding the new economy skills training offerings, were up 4% in 2017; however, unit prices were generally lower. In comparison to 2016, KTP operating results improved in 2017 due primarily to operating cost efficiencies. Operating losses for the new economy skills training programs were $16.7 million and $13.0 million for 2017 and 2016, respectively, including restructuring costs incurred in connection with the closing of Dev Bootcamp that was completed in the second half of 2017. Dev Bootcamp made up the majority of KTP’s new economy skills training programs.
Kaplan International includes English-language programs and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased slightly in 2017, and on a constant currency basis, revenue increased 2%, primarily due to growth in Pathways enrollments. Revenue was up in the fourth quarter of 2017; however, on a constant currency basis, revenue decreased 1%, largely due to timing of class starts at Pathways in the fourth quarter of 2017. Kaplan International operating income increased 5% in 2017, due largely to improved Pathways program results, partially offset by a decline in Singapore. Operating income decreased 15% in the fourth quarter of 2017 largely due to timing of class starts at Pathways. Restructuring costs at Kaplan International totaled $3.8 million and $4.7 million in 2017 and 2016, respectively.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
Television Broadcasting
On January 17, 2017, the Company closed on its agreement with Nexstar Broadcasting Group, Inc. and Media General, Inc. to acquire WCWJ, a CW affiliate television station in Jacksonville, FL, and WSLS, an NBC affiliate television station in Roanoke, VA, for $60 million in cash and the assumption of certain pension obligations. The Company continues to operate both stations under their current network affiliations.
Revenue at the television broadcasting division increased slightly to $409.9 million in 2017, from $409.7 million in 2016. Excluding revenue from the two newly acquired stations, revenue declined 6% due to a $28.7 million decrease in political advertising revenue, $13.1 million in 2016 incremental summer Olympics-related advertising revenue at the Company’s NBC affiliates, lower network revenue and the adverse impact from hurricanes Harvey and Irma in the third quarter of 2017, partially offset by $20.7 million in increased retransmission revenues. As previously disclosed, the Company’s NBC affiliates in Houston and Detroit are operating under a new contract with NBC effective January 1, 2017 that has resulted in a significant increase in network fees in 2017, compared to 2016. Operating income for 2017 was down 32% to $137.2 million, from $200.5 million in 2016 due to lower revenues, the significantly higher network fees and increased amortization of intangibles expense.
For the fourth quarter of 2017, revenue increased 2% to $111.0 million, from $108.8 million in 2016. Excluding revenue from the two newly acquired stations, revenue declined 4% due to a $15.3 million decrease in political advertising revenue and lower network revenue, partially offset by $5.9 million in higher retransmission revenues and an increase in advertising revenue in several key sectors. Operating income for the fourth quarter of 2017 was down 30% to $39.0 million, from $55.9 million in the same period of 2016, due to the significantly higher network fees and increased amortization of intangible assets expense.
Other Businesses
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a manufacturer of screw jacks and other linear motion systems; Forney, a supplier of products and systems that control and monitor combustion processes

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in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017. In September 2016, Dekko acquired Electri-Cable Assemblies (ECA), a manufacturer of power, data and electrical solutions for the office furniture industry.
In the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products. Excluding this impairment charge, manufacturing revenues and operating income increased in 2017 due to the Hoover acquisition and growth and improved results at Dekko, including the ECA acquisition, offset by a decline in results at Forney, which included $1.2 million in expense related to a separation incentive program implemented in the third quarter of 2017 that was mostly funded from the assets of the Company’s pension plan.
Graham Healthcare Group (GHG) provides home health and hospice services in three states. In June 2016, the Company acquired the outstanding 20% redeemable noncontrolling interest in Residential Healthcare (Residential). Also in June 2016, Celtic Healthcare (Celtic) and Residential combined their business operations and the Company now owns 90% of the combined entity. The Company incurred approximately $2.0 million in expenses in conjunction with these transactions in the second quarter of 2016. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider. Healthcare revenues increased 5% in 2017, while operating results were down, due largely to increased bad debt expenses and higher information systems and other integration costs.
In June 2016, Residential and a Michigan hospital formed a joint venture to provide home health services to West Michigan patients. GHG manages the operations of the joint venture and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company’s equity in earnings of affiliates. In connection with this transaction, the Company recorded a pre-tax gain of $3.2 million in the second quarter of 2016 that is included in other income (expense), net.
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenue increased 5% in 2017 and 1% in the fourth quarter of 2017, due to continued growth in digital advertising service revenues. SocialCode reported an operating loss of $3.7 million and operating income of $4.5 million in 2017 and the fourth quarter of 2017, respectively, compared to an operating loss of $12.4 million and operating income of $2.9 million in 2016 and the fourth quarter of 2016, respectively. SocialCode’s operating results included incentive accruals of $1.4 million and $0.2 million related to phantom equity appreciation plans in 2017 and the fourth quarter of 2017, respectively; whereas 2016 results included incentive accruals of $12.8 million and $0.8 million related to phantom equity plans for the relevant periods.
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in 2017 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. In the fourth quarter of 2016, the Company recorded an $18.0 million gain related to a bulk lump sum pension program offering.
Excluding the pension gain, the total pension credit for the Company’s traditional defined benefit plan was $72.9 million and $64.1 million for 2017 and 2016, respectively.
Excluding the pension credit, corporate office expenses increased slightly in 2017 due primarily to higher professional services costs.
Equity in Losses of Affiliates
At December 31, 2017, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. During 2017, the Company acquired approximately 11% of Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company recorded equity in losses of affiliates of $3.2 million for 2017, compared to $7.9 million in 2016. In the fourth quarter of 2016, the Company recorded an $8.4 million write-down on its investment in HomeHero, a company that managed an online senior home care marketplace.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $4.2 million in 2017, compared to non-operating expense, net, of $12.6 million in 2016. For the fourth quarter of 2017, the Company recorded other non-operating expense, net, of $2.6 million, compared to $28.5 million for the fourth quarter of 2016.

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The 2017 non-operating income, net, included $3.3 million in foreign currency gains ($3.3 million in foreign currency losses in the fourth quarter) and other items. The 2016 non-operating expense, net, included $39.9 million in foreign currency losses ($6.6 million in foreign currency losses in the fourth quarter); $29.4 million in cost method investment write-downs ($14.2 million in the fourth quarter); and $1.8 million in net losses on the sales of marketable securities ($8.0 million loss in the fourth quarter), partially offset by a $34.1 million gain on the sale of land; an $18.9 million gain on the sale of a business; a $3.2 million gain on the Residential joint venture transaction and other items.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $27.3 million in 2017, compared to $32.3 million in 2016; net interest expense totaled $4.9 million and $9.8 million for the fourth quarters of 2017 and 2016, respectively. At December 31, 2017, the Company had $493.3 million in borrowings outstanding at an average interest rate of 6.3%, and cash, marketable securities and other investments of $964.7 million. At December 31, 2016, the Company had $491.8 million in borrowings outstanding at an average interest rate of 6.3%, and cash, marketable securities and other investments of $1,119.1 million.
(Benefit from) Provision for Income Taxes
The Company is reporting an income tax benefit of $119.7 million for 2017, which was significantly impacted by the enactment of the Tax Cuts and Jobs Act in December 2017. Overall, the Company recorded a $177.5 million net deferred tax benefit in the fourth quarter of 2017 as a result of enactment of this legislation, due largely to the revaluation of the Company’s U.S. deferred tax assets and liabilities to the lower federal tax rate and a significant reduction in the amount of deferred taxes previously provided on undistributed earnings of investments in non-U.S. subsidiaries. In the first quarter of 2017, the Company recorded a $5.9 million income tax benefit related to the vesting of restricted stock awards in connection with the adoption of a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding the effect of these items, the effective tax rate for 2017 was 34.9%.
The Company’s effective tax rate for 2016 was 32.4%. In the third quarter of 2016, a net nonrecurring $8.3 million deferred tax benefit related to Kaplan’s international operations was recorded. In the second quarter of 2016, the Company benefited from a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015. Excluding the effect of these items, the effective tax rate in 2016 was 37.9%.
Earnings Per Share
The calculation of diluted earnings per share for 2017 and the fourth quarter of 2017 was based on 5,552,163 and 5,508,530 weighted average shares, respectively, compared to 5,588,733 and 5,555,510 weighted average shares, respectively, for 2016 and the fourth quarter of 2016. At December 31, 2017, there were 5,504,494 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of Class B common stock; the Company has remaining authorization for 472,678 shares as of December 31, 2017.
Forward-Looking Statements
This report contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$675,817	$629,579	7
Operating expenses	579,742	495,259	17
Depreciation of property, plant and equipment	15,984	15,717	2
Amortization of intangible assets	12,897	7,511	72
Impairment of goodwill and other long-lived assets	78	1,603	(95)
Operating income	67,116	109,489	(39)
Equity in losses of affiliates, net	(4,697)	(7,042)	(33)
Interest income	3,184	1,041	—
Interest expense	(8,103)	(10,857)	(25)
Other expense, net	(2,640)	(28,513)	(91)
Income from operations before income taxes	54,860	64,118	(14)
(Benefit from) provision for income taxes	(159,700)	27,200	—
Net income	214,560	36,918	—
Net income attributable to noncontrolling interests	(382)	—	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$214,178	$36,918	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$38.76	$6.60	—
Basic average number of common shares outstanding	5,473	5,527
Diluted net income per common share	$38.52	$6.57	—
Diluted average number of common shares outstanding	5,509	5,556

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$2,591,846	$2,481,890	4
Operating expenses	2,269,434	2,085,462	9
Depreciation of property, plant and equipment	62,509	64,620	(3)
Amortization of intangible assets	41,187	26,671	54
Impairment of intangible and other long-lived assets	9,614	1,603	—
Operating income	209,102	303,534	(31)
Equity in losses of affiliates, net	(3,249)	(7,937)	(59)
Interest income	6,581	3,093	—
Interest expense	(33,886)	(35,390)	(4)
Other income (expense), net	4,241	(12,642)	—
Income from operations before income taxes	182,789	250,658	(27)
(Benefit from) provision for income taxes	(119,700)	81,200	—
Net income	302,489	169,458	79
Net income attributable to noncontrolling interests	(445)	(868)	(49)
Net Income Attributable to Graham Holdings Company Common Stockholders	$302,044	$168,590	79
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$54.24	$29.95	81
Basic average number of common shares outstanding	5,516	5,559
Diluted net income per common share	$53.89	$29.80	81
Diluted average number of common shares outstanding	5,552	5,589

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Education	$380,575	$391,236	(3)	$1,516,776	$1,598,461	(5)
Television broadcasting	111,023	108,791	2	409,916	409,718	—
Other businesses	184,270	129,552	42	665,205	473,850	40
Corporate office	—	—	—	—	—	—
Intersegment elimination	(51)	—	—	(51)	(139)	—
	$675,817	$629,579	7	$2,591,846	$2,481,890	4
Operating Expenses
Education	$360,753	$361,317	—	$1,441,607	$1,504,829	(4)
Television broadcasting	72,001	52,915	36	272,713	209,248	30
Other businesses	180,519	130,061	39	687,969	495,952	39
Corporate office	(4,521)	(24,203)	(81)	(19,494)	(31,534)	(38)
Intersegment elimination	(51)	—	—	(51)	(139)	—
	$608,701	$520,090	17	$2,382,744	$2,178,356	9
Operating Income (Loss)
Education	$19,822	$29,919	(34)	$75,169	$93,632	(20)
Television broadcasting	39,022	55,876	(30)	137,203	200,470	(32)
Other businesses	3,751	(509)	—	(22,764)	(22,102)	(3)
Corporate office	4,521	24,203	(81)	19,494	31,534	(38)
	$67,116	$109,489	(39)	$209,102	$303,534	(31)
Depreciation
Education	$7,912	$9,865	(20)	$32,906	$41,187	(20)
Television broadcasting	3,476	2,575	35	12,179	9,942	23
Other businesses	4,338	2,986	45	16,306	12,375	32
Corporate office	258	291	(11)	1,118	1,116	—
	$15,984	$15,717	2	$62,509	$64,620	(3)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$1,364	$2,358	(42)	$5,162	$7,516	(31)
Television broadcasting	3,406	62	—	6,349	251	—
Other businesses	8,205	6,694	23	39,290	20,507	92
Corporate office	—	—	—	—	—	—
	$12,975	$9,114	42	$50,801	$28,274	80
Pension Expense (Credit)
Education	$3,324	$2,838	17	$10,613	$11,803	(10)
Television broadcasting	485	429	13	1,942	1,714	13
Other businesses	449	279	61	2,722	1,118	—
Corporate office	(18,123)	(33,929)	(47)	(72,491)	(81,732)	(11)
	$(13,865)	$(30,383)	(54)	$(57,214)	$(67,097)	(15)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Higher education	$130,291	$144,916	(10)	$547,264	$617,047	(11)
Test preparation	60,320	62,454	(3)	273,298	286,556	(5)
Kaplan international	190,431	184,294	3	697,999	696,362	—
Kaplan corporate and other	174	24	—	294	214	37
Intersegment elimination	(641)	(452)	—	(2,079)	(1,718)	—
	$380,575	$391,236	(3)	$1,516,776	$1,598,461	(5)
Operating Expenses
Higher education	$125,138	$128,321	(2)	$502,987	$550,415	(9)
Test preparation	59,020	66,169	(11)	261,791	276,957	(5)
Kaplan international	168,710	158,833	6	647,269	647,964	—
Kaplan corporate and other	7,341	6,108	20	26,620	23,666	12
Amortization of intangible assets	1,364	2,358	(42)	5,162	7,516	(31)
Intersegment elimination	(820)	(472)	—	(2,222)	(1,689)	—
	$360,753	$361,317	—	$1,441,607	$1,504,829	(4)
Operating Income (Loss)
Higher education	$5,153	$16,595	(69)	$44,277	$66,632	(34)
Test preparation	1,300	(3,715)	—	11,507	9,599	20
Kaplan international	21,721	25,461	(15)	50,730	48,398	5
Kaplan corporate and other	(7,167)	(6,084)	(18)	(26,326)	(23,452)	(12)
Amortization of intangible assets	(1,364)	(2,358)	42	(5,162)	(7,516)	31
Intersegment elimination	179	20	—	143	(29)	—
	$19,822	$29,919	(34)	$75,169	$93,632	(20)
Depreciation
Higher education	$2,710	$4,497	(40)	$12,158	$16,822	(28)
Test preparation	1,206	1,450	(17)	5,286	6,287	(16)
Kaplan international	3,821	3,784	1	14,892	17,523	(15)
Kaplan corporate and other	175	134	31	570	555	3
	$7,912	$9,865	(20)	$32,906	$41,187	(20)
Pension Expense
Higher education	$1,546	$1,905	(19)	$6,182	$7,620	(19)
Test preparation	689	768	(10)	2,755	3,072	(10)
Kaplan international	959	67	—	1,157	268	—
Kaplan corporate and other	130	98	33	519	843	(38)
	$3,324	$2,838	17	$10,613	$11,803	(10)

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GRAHAM HOLDINGS COMPANY
OTHER BUSINESSES INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Manufacturing	$116,029	$64,696	79	$414,193	$241,604	71
Healthcare	38,610	36,894	5	154,202	146,962	5
SocialCode	20,151	19,890	1	62,077	58,851	5
Other	9,480	8,072	17	34,733	26,433	31
	$184,270	$129,552	42	$665,205	$473,850	40
Operating Expenses
Manufacturing	$107,285	$59,742	80	$400,178	$228,887	75
Healthcare	41,557	36,875	13	156,771	144,163	9
SocialCode	15,673	17,035	(8)	65,751	71,258	(8)
Other	16,004	16,409	(2)	65,269	51,644	26
	$180,519	$130,061	39	$687,969	$495,952	39
Operating Income (Loss)
Manufacturing	$8,744	$4,954	77	$14,015	$12,717	10
Healthcare	(2,947)	19	—	(2,569)	2,799	—
SocialCode	4,478	2,855	57	(3,674)	(12,407)	70
Other	(6,524)	(8,337)	22	(30,536)	(25,211)	(21)
	$3,751	$(509)	—	$(22,764)	$(22,102)	(3)
Depreciation
Manufacturing	$2,544	$1,663	53	$9,173	$7,251	27
Healthcare	1,154	715	61	4,583	2,805	63
SocialCode	251	246	2	1,004	929	8
Other	389	362	7	1,546	1,390	11
	$4,338	$2,986	45	$16,306	$12,375	32
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Manufacturing	$5,935	$3,397	75	$31,052	$12,119	—
Healthcare	2,187	1,673	31	7,905	6,701	18
SocialCode	83	—	—	333	—	—
Other	—	1,624	—	—	1,687	—
	$8,205	$6,694	23	$39,290	$20,507	92
Pension Expense
Manufacturing	$17	$24	(29)	$1,011	$86	—
Healthcare	167	—	—	665	—	—
SocialCode	148	135	10	593	541	10
Other	117	120	(3)	453	491	(8)
	$449	$279	61	$2,722	$1,118	—

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations excluding certain items described below reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

•	the ability to identify trends in the Company’s underlying business; and

•	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations excluding certain items should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended December 31
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$54,860	$(159,700)	$214,560	$64,118	$27,200	$36,918
Attributable to noncontrolling interests			(382)			—
Attributable to Graham Holdings Company Stockholders			214,178			36,918
Adjustments:
Restructuring charges	7,181	2,657	4,524	6,973	2,441	4,532
Settlement gain related to a bulk lump sum pension offering	—	—	—	(17,993)	(7,197)	(10,796)
Loss from the sales of marketable securities	—	—	—	8,135	3,091	5,044
Write-downs of cost method and equity method investments	—	—	—	22,592	8,133	14,459
Foreign currency loss	3,298	1,220	2,078	6,567	2,364	4,203
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act	—	177,532	(177,532)	—	—	—
Net Income, adjusted (non-GAAP)			$43,248			$54,360

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$38.52			$6.57
Adjustments:
Restructuring charges			0.81			0.81
Settlement gain related to a bulk lump sum pension offering			—			(1.92)
Loss from the sales of marketable securities			—			0.90
Write-downs of cost method and equity method investments			—			2.57
Foreign currency loss			0.37			0.75
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act			(31.93)			—
Diluted income per common share, adjusted (non-GAAP)			$7.77			$9.68

The adjusted diluted per share amounts may not compute due to rounding.

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	Twelve Months Ended December 31
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$182,789	(119,700)	$302,489	$250,658	$81,200	$169,458
Attributable to noncontrolling interests			(445)			(868)
Attributable to Graham Holdings Company Stockholders			$302,044			$168,590
Adjustments:
Restructuring charges	9,958	3,684	6,274	11,852	4,148	7,704
Impairment of goodwill and other long-lived assets	9,224	3,413	5,811	—	—	—
Settlement gain related to a bulk lump sum pension offering	—	—	—	(17,993)	(7,197)	(10,796)
Net gain from the sales of land and marketable securities	—	—	—	(32,193)	(12,233)	(19,960)
Gains from the sale of a business and the formation of a joint venture	—	—	—	(22,163)	(8,582)	(13,581)
Write-downs of cost method and equity method investment	—	—	—	37,592	13,533	24,059
Foreign currency (gain) loss	(3,310)	(1,225)	(2,085)	39,890	14,360	25,530
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act	—	177,532	(177,532)	—	—	—
Tax benefit related to stock compensation	—	5,933	(5,933)	—	—	—
Nonrecurring deferred tax benefit	—	—	—	—	8,286	(8,286)
Favorable out of period deferred tax adjustment	—	—	—	—	5,631	(5,631)
Net Income, adjusted (non-GAAP)			$128,579			$167,629

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$53.89			$29.80
Adjustments:
Restructuring charges			1.12			1.36
Impairment of goodwill and other long-lived assets			1.03			—
Settlement gain related to a bulk lump sum pension offering			—			(1.92)
Net gain from the sales of land and marketable securities			—			(3.52)
Gains from the sale of a business and the formation of a joint venture			—			(2.37)
Write-downs of cost method and equity method investment			—			4.27
Foreign currency (gain) loss			(0.37)			4.51
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act			(31.68)			—
Tax benefit related to stock compensation			(1.06)			—
Nonrecurring deferred tax benefit			—			(1.47)
Favorable out of period deferred tax adjustment			—			(1.00)
Diluted income per common share, adjusted (non-GAAP)			$22.93			$29.66

The adjusted diluted per share amounts may not compute due to rounding.

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